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                                                                EXHIBIT 10.2


                      CONSULTING AND EMPLOYMENT AGREEMENT

        This Employment Agreement is entered into by and between Krug International Corp. ("Krug" or "the Company") and Robert M. Thornton, Jr. ("Thornton") as of May 17, 1996.

        In consideration of the mutual promises exchanged herein, the parties are agreed as follows:

1. POSITION AND DUTIES. The Company agrees to employ Thornton, and Thornton agrees to serve, as the President of the Company effective as of July 16, 1996. Prior to such date, Thornton shall perform such duties as directed by the Chief Executive Officer on the same terms as indicated herein.

2. SALARY. The Company shall pay Thornton a salary and, prior to July 16, 1996, a consulting fee equal to Twelve Thousand Five Hundred Dollars ($12,500) per month, such payments to be paid at such times and periodic intervals as may be consistent with salary payments to other officers of the corporation.

3. BENEFITS. Thornton shall be entitled, at his option, to participate in medical insurance, group life insurance, and other benefits plans on the same basis as other officers of the Company.

4. OUTSIDE INTERESTS. Thornton shall devote a reasonable portion of his professional time to the Company to discharge his duties thereto; provided, however, that he shall not be precluded from performing his duties as Chairman and CEO of CareVest Capital, LLC, so long as such activities do not interfere with his obligations to the Company.

5. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Thornton promptly for any and all reasonable and necessary expenses incurred on behalf of or in the conduct of the Company's business, subject to compliance with the Company's policies concerning such matters.

6. TERMINATION. This Agreement may be terminated by either party, without cause, on the last day of any calendar month provided that the other party is notified in writing of an intent to terminate not later than thirty (30) days prior to the proposed effective date.
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7. NOTICES. Any written notices required to be given pursuant to this Agreement may be given by one party to the other at the following address:

If to the Company: Krug International Corp.
                   6 North Main Street, Suite 500
                   Dayton, Ohio 45402-1900

If to Thornton:    Robert M. Thornton, Jr.
                   CareVest Capital, LLC
                   1090 Northchase Parkway, Suite 200S
                   Marietta, GA 30067-6402

8. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the laws and judicial decisions of the State of Ohio.

7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings, whether written or verbal, between the parties.

        IN WITNESS WHEREOF, the parties have entered into this Employment Agreement as of the date first above written.

KRUG INTERNATIONAL CORP.

/s/ James J. Mulligan
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By: James J. Mulligan, Secretary       Attest:


ROBERT M. THORNTON, JR.

/s/ Robert M. Thornton, Jr.
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